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EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (No. 333-117110) of Kerzner International Limited of our report dated March 24, 2004, which appears in its Annual Report on Form 20-F. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, CT
July 29, 2004

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Consent of Independent Registered Public Accounting Firm